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                                                                    EXHIBIT 99.1

NABORS INDUSTRIES, INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
JUNE 3, 2002
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Nabors Industries, Inc. ("Nabors") appoints Eugene M. Isenberg and Anthony G. Petrello, or either of them, proxies, with full power of substitution, to vote all shares of common stock of Nabors held of record in the name of the undersigned at the Special Meeting of Stockholders to be held at The Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060 at 11:00 a.m. on Monday, June 3, 2002, and any adjournments or postponements thereof, with all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting.


         THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED TO APPROVE THE PROPOSAL LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                   (Please date and sign on the reverse side)
                            o FOLD AND DETACH HERE o


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[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.



               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1
               ---------------------------------------------------


Item 1. To adopt the Agreement and Plan of Merger       FOR   AGAINST   ABSTAIN
among Nabors Industries, Inc., Nabors Acquisition       ---   -------   -------
Corp. VIII, Nabors Industries Ltd., a Bermuda           [ ]     [ ]       [ ]
exempted company, and Nabors US Holdings Inc.
whereby the company will effectively change its place of incorporation from Delaware to Bermuda by merging Nabors Acquisition Corp. VIII with Nabors
Industries, Inc., which will be the surviving entity and become a wholly-owned, indirect subsidiary of Nabors Industries Ltd., and pursuant to which each share of Nabors Industries, Inc.
will automatically be converted into the right to receive a share of Nabors Industries Ltd. and all current stockholders of Nabors Industries, Inc.
will become shareholders of Nabors Industries Ltd.





                                    I plan to attend the meeting. [ ]

                                    Please sign exactly as name appears hereon.
                                    Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                    -------------------------------------------

                                    -------------------------------------------
                                    SIGNATURE(S)                      DATE


                            o FOLD AND DETACH HERE o

                               THIS IS YOUR PROXY,
                             YOUR VOTE IS IMPORTANT

                     MARK, SIGN AND DATE YOUR PROXY CARD AND
                     RETURN IT IN THE POSTAGE-PAID ENVELOPE.